Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x :
In re:	:	Chapter 11
:
Ampal-American Israel Corporation,	: :	Case No. 12-13689(SMB)
Debtor.	: :
X

ORDER GRANTING DEBTOR’S MOTION FOR AN ORDER ENFORCING THE
AUTOMATIC STAY

Upon consideration of the motion (the “Motion”)1 of Ampal-American Israel Corporation (the “Debtor”) seeking entry of an order enforcing the automatic stay, and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and due notice of the Motion having been provided to (i) the Debtor’s unsecured creditors and (ii) the United States Trustee for this District; and it appearing that no other or further notice of the Motion need be provided; and the Court having determined that the relief sought in the Motion is in the best interests of the Debtor, its estate, and all parties in interest; and upon the Motion, and the First Day Declaration; and after due deliberation and sufficient cause appearing therefor, it is

ORDERED that, automatic stay, as set forth in Section 362(a) of the Bankruptcy Code, is applicable to the Debtor, and the property of the estate wherever located, and all parties are stayed from bringing actions against the Debtor or property of estate in this or any other jurisdiction; and it is further

1 Capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.

ORDERED that each and every provision of Section 362(a) of the Bankruptcy Code, as stated below, is currently in effect:

Except as provided in subsection (b) of this section, a petition filed under section 301, 302, or 303 of this title, or an application filed under section 5(a)(3) of the Securities Investor Protection Act of 1970, operates as a stay, applicable to all entities, of—

(1) the commencement or continuation, including the issuance or employment of process, of a judicial, administrative, or other action or proceeding against the debtor that was or could have been commenced before the commencement of the case under this title, or to recover a claim against the debtor that arose before the commencement of the case under this title;

(2) the enforcement, against the debtor or against property of the estate, of a judgment obtained before the commencement of the case under this title;

(3) any act to obtain possession of property of the estate or of property from the estate or to exercise control over property of the estate;

(4) any act to create, perfect, or enforce any lien against property of the estate;

(5) any act to create, perfect, or enforce against property of the debtor any lien to the extent that such lien secures a claim that arose before the commencement of the case under this title;

(6) any act to collect, assess, or recover a claim against the debtor that arose before the commencement of the case under this title;

(7) the setoff of any debt owing to the debtor that arose before the commencement of the case under this title against any claim against the debtor; and

(8) the commencement or continuation of a proceeding before the United States Tax Court concerning a tax liability of a debtor that is a corporation for a taxable period the bankruptcy court may determine or concerning the tax liability of a debtor who is an individual for a taxable period ending before the date of the order for relief under this title.

and it is further

ORDERED that no party other than the Debtor (or any trustee appointed herein or other person expressly authorized by this Court) may take action with respect to claims that may be asserted by the Debtor under Sections 544-550 of the Bankruptcy Code, or that are property of the Debtor’s estate under Section 541 of the Bankruptcy Code; and it is further

ORDERED that notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion; and it is further

ORDERED that this Court shall retain jurisdiction with respect to any matters, claims, rights or disputes arising from or related to the implementation of this Order, notwithstanding any provision to the contrary in the Motion.

Dated:	August 30, 2012
New York, New York

/s/ Stuart M. Bernstein
UNITED STATES BANKRUPTCY JUDGE